News Release Contact: Michael Stivala Chief Financial Officer & Chief Accounting Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold

Fiscal 2008 Second Quarter Results Conference Call

Whippany, New Jersey, April 24, 2008 — Suburban Propane Partners, L.P. (the “Partnership”) (NYSE: SPH), a nationwide marketer of propane gas, fuel oil and related products and services, as well as a marketer of natural gas and electricity, announced today that it has scheduled its Fiscal 2008 Second Quarter Results Conference Call for Thursday, May 8, 2008 at 9:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2008 second quarter results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (877) 260-8896

Ask for: Suburban Propane Fiscal Year 2008 Second Quarter Results Conference Call.

In addition, a replay of the conference call will be available from 11:00 AM Thursday, May 8, 2008 until 11:59 PM, Friday, May 9, 2008 and can be accessed by dialing (800) 475-6701, Access Code 918757. The replay will also be available via Suburban’s web site until Thursday, May 15, 2008.

Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,000,000 residential, commercial, industrial and agricultural customers through approximately 300 locations in 30 states.

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